Exhibit 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of _____________, 20__, by and between Ionic Digital Inc., a Delaware corporation (the “Company”), and the individual identified as the Indemnitee on the signature page hereto (“Indemnitee”).

RECITALS:

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are subjected to the risk of expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, in order to attract highly competent persons, who have become more reluctant to serve as directors, officers or in other capacities, it is desirable that they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the desirability of attracting and retaining such persons is in the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, (i) the Amended & Restated Certificate of Incorporation of the Company (as may be amended and/or restated, the “Certificate of Incorporation”) and the Amended & Restated Bylaws of the Company (as may be amended and/or restated, the “Bylaws”) each requires indemnification of the officers and directors of the Company, (ii) Indemnitee may be indemnified pursuant to the Delaware General Corporation Law (as may be amended from time to time, the “DGCL”), and (iii) the Certificate of Incorporation, the Bylaws and the DGCL provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, the Company desires Indemnitee to serve as a director or officer of the Company and Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advancement of expenses.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or any other person authorized by the Company to act for the Company, including such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, general partner, manager, managing member, employee, Agent or fiduciary of (i) the Company or (ii) any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other Enterprise which such person is or was serving at the request of the Company.

“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, general partner, manager, managing member, employee, trustee, Agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable direct and indirect costs, expenses, fees and charges of any type or nature whatsoever, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include, without limitation, (i) Expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii)  Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing. “Expenses” shall not include “Liabilities.” Any invoice, statement or other support for Expenses may be redacted to preserve attorney-client privilege, attorney work product, common-interest protection or other applicable protection, and no such redaction shall delay or excuse advancement.

“Indemnity Obligations” shall mean all obligations of the Company to Indemnitee under this Agreement, including the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm of national reputation in the United States, or a partner or member of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, mediation, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing, document request, interview request, deposition, testimony request, information request, subpoena or regulatory request or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, potential party, witness (including as a non-party witness) or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or inaction) on Indemnitee’s part while acting as director or officer of the Company, or by reason of Indemnitee’s Corporate Status, including by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, Agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement can be provided under this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding by reason of Indemnitee’s Corporate Status. Pursuant to this Section 2, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which the Delaware Court or such other court shall deem proper.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 2 or 3 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify and hold harmless Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful.  For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, withdrawal, abandonment, settlement without any admission of liability or wrongdoing by Indemnitee, termination without conviction, acquittal, nolle prosequi, deferred or non-prosecution disposition, or any other termination that does not include a final, non-appealable adjudication adverse to Indemnitee, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise a participant, including by receipt of a subpoena, civil investigative demand, document request, interview request, testimony request or other formal or informal request for information, in any Proceeding (including, without limitation, a Proceeding to which Indemnitee is not a party and is not threatened to be made a party), Indemnitee shall be indemnified against all Expenses suffered or reasonably incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3, 4 or 5 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee in connection with such Proceeding. For purposes of this Section 6, “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(a) the fullest extent permitted by applicable law, including but not limited to the DGCL and the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(b) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

In the event of any change in any applicable law, statute or rule, including but not limited to any change which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

Section 7. Contribution in the Event of Joint Liability.

(a)  To the fullest extent permissible under applicable law, if the indemnification or hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment.

(b)  Without the prior consent of Indemnitee, the Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted or that could be asserted against Indemnitee, does not impose any admission of liability or wrongdoing on Indemnitee, does not impose any payment obligation on Indemnitee that is not fully indemnified or advanced by the Company, does not impose any injunctive relief, conduct restriction, cooperation obligation or other non-monetary burden on Indemnitee, and does not otherwise adversely affect Indemnitee.

(c)  The Company hereby agrees, to the fullest extent permissible under applicable law, to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee with respect to such claim.

Section 8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee, or, in the case of (a) and (c), to advance Expenses to Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any such insurance policy, contract, agreement, other indemnity or advancement provision or otherwise; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement; for the avoidance of doubt, the Company shall not delay, defer or condition any advancement or indemnification payment on the availability of, or pursuit of recovery from, any insurance policy or other indemnitor;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law;

(c) in connection with any Proceeding (or any part of any Proceeding), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees (including any Agent), unless (i) such indemnification is expressly required to be made by law, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iv) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement, the Certificate of Incorporation, the Bylaws, any D&O insurance policy, any other indemnification agreement, any advancement right, or applicable law (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (A) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (B) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee);

(d) for any reimbursement of the Company by such Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the payment to the Company of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(e) to the extent, and only to the extent, such indemnification or advancement is prohibited by applicable law as determined by a final, non-appealable order of a court of competent jurisdiction, provided, however, that if any of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each such portion of any section or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Notwithstanding anything contained herein to the contrary, Indemnitee shall not be entitled to recover amounts under this Agreement which, when added to the amount of indemnification payments made to, or on behalf of, Indemnitee, under the Certificate of Incorporation or Bylaws of the Company, in the aggregate exceed the Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee (“Excess Amounts”).  To the extent the Company has paid Excess Amounts to Indemnitee, Indemnitee shall be obligated to reimburse the Company for such Excess Amounts after a final, non-appealable determination and only to the extent of actual overpayment.

Section 9. Advancement. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, the Expenses reasonably incurred by Indemnitee in connection with (i) any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or, (ii) any Proceeding (or any part of any Proceeding) initiated by Indemnitee, as provided in Section 8(c)(i) through (iv), and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding, provided that Expenses consisting of retainers or amounts necessary to respond to an imminent subpoena, filing deadline, hearing, interview or similar deadline shall be advanced as soon as reasonably practicable and in any event within five (5) business days after request. Advances shall be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced only if and to the extent it is finally determined by a final, non-appealable order of a court of competent jurisdiction that Indemnitee is not entitled to indemnification for such Expenses. Nothing in this Section 9 shall limit Indemnitee’s right to advancement pursuant to this Agreement, the Certificate of Incorporation, the Bylaws, applicable law or otherwise. The execution and delivery by Indemnitee of this Agreement shall constitute such undertaking and no further undertaking shall be required. The Company agrees that for the purposes of any advancement of Expenses for which Indemnitee has made a written demand in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. This Section 9 shall not apply to any Proceeding, claim or matter for which advancement is expressly excluded under Section 8(a) or Section 8(c), or to the extent advancement is prohibited by applicable law as finally determined by a court of competent jurisdiction. No other exclusion from indemnification shall limit the Company’s advancement obligations unless advancement itself is prohibited by applicable law.

Section 10. Procedure for Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement hereunder. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding, including any appeal therein. The failure to promptly notify the Company of the commencement of the Proceeding, or of Indemnitee’s written request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such Proceeding as a result of such failure; provided, however, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding. No request, invoice, statement or supporting material submitted by Indemnitee shall be required to disclose privileged or protected information, and the submission of any such material shall not constitute or be deemed to constitute a waiver of any attorney-client privilege, work product protection, common-interest privilege or other applicable protection.

(b) With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) after a change in control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (v) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above. Indemnitee agrees that any such separate counsel retained by Indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ liability insurance policy, should the applicable policy provide for a panel of approved counsel and should such approved panel list comprise law firms with well-established reputations in the type of litigation at issue except where panel counsel is conflicted, lacks relevant expertise, or is not acceptable to Indemnitee after consultation. (For clarity, the fact of a firm’s being part of a panel shall not be evidence of a firm’s having a well-established national reputation for the type of litigation at issue). To the fullest extent permitted by the DGCL, the Company’s assumption of the defense of a Proceeding in accordance with this Section 10(b) will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under this Agreement.

(c) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within sixty (60) days following the Company’s receipt of a request for indemnification in accordance with Section 10(a).  If the Company determines that Indemnitee is entitled to such indemnification or, as contemplated by Section 10(b) the Company has acknowledged such entitlement, the Company will make the required payment in accordance with this Agreement to Indemnitee of the indemnifiable amount within such 60 day period.  If the Company is not deemed to have so acknowledged such entitlement or the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such sixty (60) day period, the requisite determination of entitlement to indemnification shall, subject to Section 8, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL. In making any determination with respect to entitlement to indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement, and the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not so entitled. The termination of any Proceeding by judgment, order, settlement, conviction, plea, deferred prosecution arrangement, non-prosecution arrangement or otherwise shall not, of itself, create a presumption that Indemnitee did not satisfy any applicable standard of conduct.

(d) In the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 10(c) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 or the fifth to the last sentence of Section 9 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Sections 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.  The Company shall indemnify the Indemnitee against any and all expenses that are incurred by the Indemnitee in connection with any action for indemnification or advancement of expenses from the Company under this Section 10(a), to the extent such Indemnitee is successful in such action, and to the extent not prohibited by law. In any such proceeding, the review shall be de novo, Indemnitee shall be presumed entitled to the requested indemnification or advancement, the Company shall bear the burden of proving that Indemnitee is not entitled to such indemnification or advancement, and no prior determination by the Company, the Board, Independent Counsel or any other Person shall create a presumption adverse to Indemnitee. The Company shall advance and indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any action to interpret, enforce or defend Indemnitee’s rights under this Agreement, to the fullest extent permitted by applicable law, and shall pay such Expenses in accordance with Section 9.

(e) If there is a change in control of the Company, upon written request by Indemnitee for indemnification pursuant to Section 10(a), any determination, if required by the DGCL, with respect to Indemnitee's entitlement thereto shall be made by Independent Counsel selected by Indemnitee with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) in a written opinion, a copy of which shall be delivered to the Company and Indemnitee, and the Company agrees to pay the fees and expenses of the Independent Counsel.

Section 11. Security. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. The Company shall not adopt any amendment or alteration to, or repeal of, the Certificate of Incorporation or the Bylaws, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnification pursuant to this Agreement, the Certificate of Incorporation, the Bylaws or applicable law relative to such rights prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Certificate of Incorporation, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The Company shall not withhold, delay, reduce, offset or condition any indemnification or advancement payment on the basis of any claim, counterclaim, setoff, recoupment or other alleged right that the Company or any other Person may have against Indemnitee.

(b) The DGCL permits the Company to purchase and maintain insurance on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer or employee of the Company or as an Agent of another Enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such insurance shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto with respect to any such insurance.  The Company shall obtain and maintain in effect during the entire period for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions on terms no less favorable than those provided to any other current or former director or officer of the Company and no less favorable than coverage customarily maintained by similarly situated public companies, in each case to the fullest extent commercially available on commercially reasonable terms and to ensure the Company’s performance of its indemnification obligations under this Agreement. Such insurance shall include Side A coverage, and the Company shall use commercially reasonable efforts to maintain Side A difference-in-conditions coverage. The policies shall provide that insurance proceeds payable to individual insureds have priority over entity coverage to the maximum extent available. In the event of a change in control or the Company’s becoming insolvent, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of the individual directors and officers of the Company, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be placed and serviced for the duration of its term by the Company’s incumbent insurance broker. Such broker shall place the Tail Policy with the incumbent insurance carriers using the policies that were in place at the time of the event giving rise to the change in control (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies). The Company must give Indemnitee prompt notice of cancellation, non-renewal, material reduction, reservation of rights, denial of coverage, exhaustion risk, or erosion of limits, and must provide copies of policies, binders, endorsements and correspondence upon request.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, trustees, or Agents of any Enterprise in accordance with Section 12(b) above, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee or Agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated to the same extent as the Company’s indemnification and advancement obligations set forth in this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary and desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Further, if requested by Indemnitee, within two (2) business days of such request, the Company will instruct the insurance carriers and the Company’s insurance broker that they may communicate directly with Indemnitee regarding such claim. The Company shall not take any action, or fail to take any action, that would reasonably be expected to prejudice or impair coverage available to Indemnitee, and shall cooperate with Indemnitee in pursuing coverage for any Proceeding.

(d) In the event of any payment under this Agreement, the Company to the fullest extent permitted by law shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall not exercise any right of subrogation unless and until Indemnitee has been fully indemnified, advanced and reimbursed for all Liabilities and Expenses with respect to the applicable Proceeding. No subrogation right shall require Indemnitee to waive or impair any privilege, work product protection or defense, or to take any action that would reasonably be expected to prejudice Indemnitee.

(e) The Company’s obligation to indemnify, hold harmless, or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or Agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or hold harmless payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, contribution or insurance coverage rights against any person or entity other than the Company.

Section 13. Section 409A of the Code.  If Indemnitee’s right to payment or reimbursement of indemnification or expenses pursuant to this Agreement would not be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to Treasury Regulation Section 1.409A-1(b)(10), then (a) the payment or reimbursement of indemnification and expenses provided or advanced to or for Indemnitee pursuant to this Agreement in one taxable year shall not affect the amount of indemnification and Expenses provided or advanced to or for Indemnitee in any other taxable year, (b) any reimbursement to Indemnitee of expenses under this Agreement shall be paid to Indemnitee on or before the last day of Indemnitee’s taxable year following the taxable year in which the Expense was incurred and (c) the right to advancement, reimbursement or payment of indemnification and Expenses under this Agreement may not be liquidated or exchanged for any other benefit. In addition, to the extent that this Agreement is subject to Section 409A of the Code, this Agreement shall be interpreted and enforced so as to avoid any tax, penalty or interest under Section 409A of the Code. For purposes of this Section 13, “Expenses” shall be deemed to include, in addition to those items included in the definition thereof in Section 1, any liability, loss, judgment, fine and amounts paid in settlement.

Section 14. Duration of Agreement; Not Employment Contract. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director, officer, employee, agent, fiduciary or other official of the Company or in any other Corporate Status or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or Agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company, by the Certificate of Incorporation, the Bylaws or the DGCL.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed or amended to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company or other Corporate Status or as a director, officer, trustee, partner, managing member, employee, Agent or fiduciary of the Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company or as a director, officer, trustee, partner, managing member, employee, Agent or fiduciary of the Enterprise.

(b) Without limiting any of the rights of Indemnitee under the Certificate of Incorporation or Bylaws (which rights shall continue in full force and effect and shall be in addition to the rights provided hereunder) any directors’ and officers’ liability insurance policy, any other indemnification or advancement agreement, any rights under applicable law, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee thereunder.

(c)  The indemnification, hold harmless, and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation, division or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, or employee of the Company or Agent of any other Enterprise, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d)  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law.

(e)  The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by email or facsimile transmission, with receipt of oral or email confirmation that such transmission has been received:

(i)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company in accordance with the notice provisions in this Section of this Agreement.

(ii)	If to the Company to:

Ionic Digital Inc.

650 Massachusetts Avenue Northwest

6th Floor

Washington, DC 20001

Attention: General Counsel

E-mail: legal@ionicdigital.com

or to any other address as may have been furnished to Indemnitee by the Company in accordance with the notice provisions in this Section of this Agreement.

Section 19. Notices by the Company. If the Indemnitee is the subject of, or is, to the knowledge of the Company, implicated in any way during an investigation, whether formal or informal, that is related to Indemnitee’s Corporate Status and that reasonably could lead to a Proceeding for which indemnification can be provided under this Agreement, the Company shall notify the Indemnitee of such investigation and shall share (to the extent legally permissible) with Indemnitee any information it has provided to any third parties concerning the investigation (“Shared Information”). By executing this Agreement, Indemnitee agrees that such Shared Information may be material non-public information and that Indemnitee is thus obligated to hold such information in confidence and not disclose it publicly; provided, however, that Indemnitee may use the Shared Information and disclose such Shared Information to Indemnitee’s legal counsel and third parties, in each case solely in connection with defending Indemnitee from legal liability. The sharing of any Shared Information shall not constitute or be deemed to constitute a waiver of attorney-client privilege, work product protection, common-interest privilege or any other applicable protection.

Section 20. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consent to service of process at the address set forth in Section 18 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 18 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 23. Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be effected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

IONIC DIGITAL INC.	INDEMNITEE:

By:	By:
Name:	Name:
Title:	Title:
Address:

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